                                 LEASE AGREEMENT
                                     BETWEEN

                    PRINCIPAL MUTUAL LIFE INSURANCE COMPANY,
                                  AS LANDLORD,

                                       AND

              ZALE CORPORATION, AS DEBTOR AND DEBTOR-IN-POSSESSION,
                                    AS TENANT



                            DATED SEPTEMBER 17, 1992











7/16/92

                                  TABLE OF CONTENTS

LEASE GRANT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
DELINQUENT PAYMENT; HANDLING CHARGES . . . . . . . . . . . . . . . . . . . . . 5
SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
UTILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
CONDITION; IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE . . . . . . . . . . 6
USE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
ASSIGNMENTAND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . . . . . .13
INSURANCE; WAIVERS; SUBROGATION; INDEMNITY . . . . . . . . . . . . . . . . . .15
SUBORDINATION ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE.. . . . . . . . . . .16
RULES AND REGULATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
DAMAGE TO PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
LANDLORD'S LIEN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
DEFAULT BY LANDLORD. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
PAYMENT BY TENANT; NON-WAIVER. . . . . . . . . . . . . . . . . . . . . . . . .24
SURRENDER OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
CERTAIN RIGHTS RESERVED BY LANDLORD. . . . . . . . . . . . . . . . . . . . . .25
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
HAZARDOUS WASTE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
PRIOR LEASE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

                                      LEASE

     THIS LEASE AGREEMENT (this "LEASE") is entered into as of September 17, 1992, between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation ("LANDLORD"), ZALE CORPORATION, as debtor and debtor-in-possession, a Delaware corporation ("TENANT").

     1. LEASE GRANT. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord the land described on Exhibit A (the "Land"), together with the building located thereon (the "Building"), whose street address is 901 West Walnut Hill Lane, Irving, Texas, together with all improvements located thereon including, without limitation, all parking facilities and areas, roadways and walkways appurtenant to the Land and/or Building (collectively, the "Premises").

     2. TERM. The term of this Lease (the "Term") shall be 60 months, beginning no earlier than August 1, 1992, and beginning on the date hereof as set forth above (the "Commencement Date"), and (subject to the last sentence of this Section 2) there shall be no rights to renew or extend the Term. The Term and Commencement Date are subject to adjustment and earlier termination as herein provided. If the Commencement date is not the first day of a calendar months, the Term shall be extended by the time between the Commencement Date and the first day of the next month.

     3.   RENT.

     a. BASIC RENTAL. "Basic Rental" (herein so called) shall be $308,333.33 for the first three months of the Term; thereafter, Basic Rental shall be $2,500,000 per annum and shall be payable in monthly installments of $208,333.33 each.

     b. ADDITIONAL RENT. In addition to the Basic Rental, Tenant shall pay to Landlord "Additional Rent" (herein so called) equal to the actual Basic Costs (defined below) incurred by Landlord and directly relating to the Premises. "Basic Costs" shall mean all expenses and disbursements of every kind which Landlord is obligated to pay or obligated or entitled under the terms of this Lease to pay or incur in connection with the following items:

          (i) all insurance and insurance related expenses applicable to the Premises, including any deductible amounts not exceeding $10,000.00 per occurrence; and

          (ii) all taxes and assessments and governmental and association charges imposed by any and all tax authorities and/or associates, including (without limitation) federal, state, county, municipal or private association, whether they be by taxing or management districts or authorities presently taxing or by others subsequently created by otherwise, or by private association, and any other taxes or assessments (including, without limitation, all annual assessments, special assessments and all other amounts payable pursuant to restrictive covenants in favor of, or otherwise payable to, and all other amounts payable pursuant to restrictive covenants in favor of, or otherwise payable to, Las Colinas Association), attributable to the Premises (or its operation) and all improvements and fixtures located therein, excluding federal and state taxes on income (collectively, "TAXES"); however, if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Land or Building, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based in whole or in part upon such rents for the Premises, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof. Taxes shall not include any penalties incurred by virtue of late payment by Landlord (due to any cause other than Tenant's default in paying Taxes requires under this Lease). Landlord shall provide to Tenant within a reasonable time after receipt by Landlord, copies of the bills from the taxing authorities showing the Taxes that are due; provided, however, that any failure of Landlord to forward such copies as described shall not reduce, release, impair or affect Tenant's obligations to pay such portion of the Additional Rent as provided in this Lease. Taxes will be prorated to the Term and assessments shall be charged to Tenant only for that portion falling due within the Term computed as if Landlord elected the longest period over which same cold be paid. Landlord shall have the right to contest the amount of validity, in whole or in part, of any Taxes. Tenant shall also have the right to contest the amount or validity, in whole or in part, of the Taxes by appropriate proceedings diligently conducted, at any time during which there exists no Event of Default under the terms of this Lease, and, if Tenant elects to defer payment in connection with such contest, so long as Tenant delivers to Landlord within sixty (60) days prior to the delinquency date for payment of such Taxes (A) documentation reasonably satisfactory to Landlord [which may include a reasonably acceptable opinion of legal counsel as to the matters set forth in items (3) and (4) of this subsection (A) (1) identifying the taxing authority, applicable year and amount of Taxes being contested,
     (2) evidencing the filing of an action or the commencement of appropriate proceedings initiating such contest, (3) verifying that the postponement of deferment of payment of such contested Taxes is allowed by law in such a contest, (4) verifying that such proceedings will suspend the foreclosure of any lien on the personal property of Tenant, the leasehold estate created by this Lease and/or the Premises, and (5) assuring Landlord that non-payment of such Taxes will not interfere with Tenant's ability to conduct its current business and that such postponement or deferment will not result in any action or proceedings against Landlord, and (B) cash deposits, a clean letter of credit naming Landlord as beneficiary, a bond or such other security as Landlord may reasonably require in an amount sufficient to pay any additional interest and/or penalties incurred and to be incurred in connection with such postponement or deferment of payment of the Taxes being contested. Landlord may pay such postponed or deferred Taxes being contested by Tenant immediately upon the earlier to occur of a non-appealable determination of the amount and validity thereof and, if any event, prior to any filing of any action against Landlord and prior to the foreclosure of any lien securing payment of such contested
     Taxes. If both Landlord and Tenant choose to contest Taxes, any such contest shall be directed and controlled (a) by Tenant, with consultation with Landlord,

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     during the first four (4) years of the Term of this Lease; and (b) by
     Landlord, with consultation with Tenant, during the last year of the Term of this Lease. Notwithstanding anything in this subsection 3.b to the contrary, (1) Landlord shall have the right to pay prior to delinquency any portion of the Taxes from funds held in escrow for such purpose or from other funds, unless Landlord receives, prior to such payment and not less than 60 days prior to the delinquency date for such Taxes, written notice from Tenant that Tenant has elected to contest such Taxes and to defer payment in connection with such contest, which notice is accompanied by the items described in (A) and
     (B) as provided above in this subsection 3.b(ii), and (11) Tenant shall give Landlord written notice of any contest of all or any portion of the Taxes, containing the information described in subsection 3.b(ii)(A)(1) above, whether or not such context involves deferring payment of any portion of such contested Taxes.


Additional Rent (other than any Escrow Deficiency as hereinafter defined) shall be payable in advance, based on the prior year's actual amount of Basic Cost items for any calendar year or part thereof during the Term, in monthly installments equal to the prior year's actual amount of such Basic Cost items for such calendar year or part thereof, divided by the number of months in such calendar year during the Term; provided, however, that an initial payment of Additional Rent Attributable to Taxes only shall be paid to Landlord contemporaneously with the execution of this Lease in an amount equal to one twelfth of the Basic Costs items attributable to Taxes only, for the year 1991 multiplied by the number of months which have expired in 1992 up to the date of execution in this Lease. Additional Rent shall be held by Landlord in an interest bearing account with Landlord or in an interest bearing account selected by Landlord in its sole discretion, with annual reconciliation of the account. Any interest remaining in the account after payment of Taxes will be paid to Tenant after such annual reconciliation. By April 1 of calendar year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of the actual Basic Costs for the previous year, certified by Landlord as being true and correct, together with back-up documentation therefor (the "ANNUAL COST STATEMENT"). If the Annual Cost Statement reveals the Additional Rent paid by Tenant for the calendar year in question exceeds the Basic Costs for such year, Landlord shall promptly reimburse Tenant such excess; likewise, if the Additional Rent paid by Tenant for such calendar year was less than the Basic Costs for such year, Tenant shall pay to Landlord such deficiency (the "ESCROW DEFICIENCY") within 30 days after its receipt of the Annual Cost Statement. Notwithstanding anything in this subsection 3.6 to the contrary, any Escrow Deficiency for the year 1992 shall include an amount equal to the total amount of all Taxes owed for 1992, less the amount of Additional Rent held in escrow by Landlord for payment of 1992 Taxes at such time.

     c. PERFORMANCE AND PAYMENT. Tenant shall timely perform all of its obligations under this Lease. Tenant's monetary obligations under this Lease (including, without limitation, payment of Basic Rental and Additional Rent) are hereby agreed to collectively comprise and are herein called "RENT". All Basic Rental and Additional Rent other than any Escrow Deficiency is hereinafter called "SCHEDULED RENT." Tenant shall pay to Landlord Rent required under this Lease without deduction or set offs, by payment in care of Trammell Crow Central Office Group, Inc. by wire transfer of immediately available funds to John Nolan.

Scheduled Rent shall be payable monthly in advance. The first monthly installments of Scheduled Rent shall be payable on the Commencement Date; thereafter, Scheduled Rent shall be payable on the first day of each month on the Term, unless the first day of a month falls on a weekend or on a banking holiday, in which case such payment shall be due on the day after such weekend or holiday. Scheduled Rent for any fractional month of the Term shall be prorated on a per diem basis for each day of any partial month this Lease is in effect.

     4. DELINQUENT PAYMENT; HANDLING CHARGES. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the maximum lawful rate of interest, and, with respect to all Scheduled Rent not paid when due, Landlord may alternatively charge Tenant a fee equal to 3% of the delinquent Scheduled Rent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency; provided, however, that notwithstanding any other provision of this Section 4 or of any other Section of this Lease to the contrary, the charges permitted under this Section 4 or elsewhere in this Lease, to the extent they are considered to be interest under law, shall not exceed the maximum lawful rate of interest. Except as otherwise expressly provided in the last sentence of this Section 4, the delinquent payment fee or interest provided for above shall accrue immediately after the due date of any such late payment, without grace or notice of any kind being required, and independently of (i) any default or Event of Default under this Lease, or (ii) any notice or grace periods provided for in any other Sections of this Lease. Notwithstanding anything in this Section 4 to the contrary, Tenant shall be allowed one (1) grace period of three (3) days in length during each consecutive twelve (12) month period (a "LATE CHARGE GRACE PERIOD") with respect to payment of Schedule Rent (but not with respect to any other amounts owed under the terms of this Lease), beginning on the due date of the subject payment and without notice of any kind, and, so long as all previous payments of Scheduled Rent have been made on or before the due date therefor in strict accordance with the terms of this Lease during such twelve-month period, and so long as no Event of Default then exists under this Lease, the three percent (3%) delinquency fee described in this Section 4 shall not accrue during any Late Charge Grace Period; provided, however, that any Late Charge Grace Period shall be completely independent of and unrelated to the ten-day period described in Section 16(a) of this Lease, and nothing in this Section 4 shall be interpreted as requiring any notice of any kind by Landlord in connection with an Late Charge Grace Period.

     5.   SECURITY DEPOSIT.  [Intentionally deleted.]

     6.   UTILITIES.

          a. PAYMENT FOR UTILITIES. Tenant shall contract for and pay directly to the appropriate utility or service providers, before delinquency and without notice or demand from Landlord, all costs of electricity, water, sewer services, natural gas, garbage collection, and all other utilities and services that are provided to or used on the Premises (collectively, "UTILITIES"). Utilities shall be prorated for any partial calendar month during the Term with Tenant paying the portion thereof allocable to the interval in such calendar month during which this Lease was in effect and with Landlord paying the balance. If Tenant fails timely to pay any such costs, and such failure results in an emergency situation as reasonably determined by Landlord, Landlord may pay such costs, and all amounts so paid (including interest and penalties) shall be paid by Tenant to Landlord upon demand.

          b. SEPARATION OF UTILITIES. Tenant shall, prior to the expiration or termination of this Lease, take all necessary action so that all utilities serving Lot 1 ("LOT 1"), Lot 2 (the Premises) and Lot 3 ("LOT 3"), respectively, of Las Colinas Section X, First Installment Revised as designated on that certain plat recorded in Volume 85068, Page 2623, ET SEQ., of the Plat or Map records of Dallas County, Texas (the "PLAT") are (a) separately metered, so that each of said three Lots is billed separately by all utility companies only for utilities serving each such separately metered Lot, and (b) provided to each of said three Lots separately, with each Lot being independent for all purposes as to utilities, and without any of such Lots being dependent upon either of the other two Lots for any utility service, utility easements (other than those existing on the Premises as of the date of this Lease) or utility equipment. Tenant shall cause the matters described in (a) and (b) above to be accomplished at Tenant's sole cost and expense, no later than the date of the termination or expiration of this Lease, including disconnecting, capping and/or removing from the Premises all pipes, wires and other conduits and equipment for utilities not serving the Premises, creating any new utility metering, utility facilities and/or conduits on Lot 1 and Lot 3, granting and/or releasing any utility easements (other than those existing on the Premises as of the date of this Lease) or rights, amending the Plat and executing and delivering any documents, all as may be necessary to accomplish the matters described in (a) and (b) above. Tenant's obligation under this Section 6 shall survive the expiration or termination of this Lease, and any assignment or sublease hereof, and shall be more fully described in an agreement executed between Principal Mutual Life Insurance Company, as Landlord and Zale Corporation, as Debtor and Debtor-in-Possession, as Tenant, which agreement shall be executed contemporaneously with the execution and delivery of this Lease.

     7.   CONDITION; IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.

          a. CONDITION OF PREMISES. Tenant has occupied the Premises under the Prior Lease and is thoroughly familiar with the condition thereof. Tenant accepts the Premises AS IS, WHERE IS, and without any warranties of any nature, expressed or implied, it being the intention of Landlord and Tenant to expressly disclaim and exclude all warranties of any kind whatsoever, including, without limitation, any warranty that the Premises are suitable for their intended commercial purpose.

          b. IMPROVEMENTS; ALTERATIONS. Tenant shall be entitled, without obtaining Landlord's consent thereto, at Tenant's sole cost, to make any alterations or additions to the Premises which do not (i) constitute a free standing structure, (ii) affect the "footprint" of the existing improvements,
(iii) materially affect the HVAC, mechanical, electrical or plumbing systems of the Building, or the roof structural components or appearance of the Building, (iv) involve piercing the roof or structural floors of the Building, or erecting any permanent walls within the Building, or (v) cost in excess of $25,000, or cause all such alterations and additions over a 90 day period to exceed $50,000 in cost (any alterations or additions meeting the requirements of (i) through (v) inclusive being hereinafter referred to as a "NON-CONSENT Alteration"). The items specified on EXHIBIT B hereto shall constitute a "Non-Consent Alteration"; provided, however, that the cost limitation set forth in (v) of the preceding sentence shall not apply to EXHIBIT B items. Landlord hereby specifically acknowledges and agrees that, without limiting in any way the definition of alterations for which its consent is not required, Tenant's relocation of highwall, security equipment and related fixtures does not require Landlord's consent, as any such alterations will satisfy the above conditions (i) through (v), inclusive. Tenant shall not make any other alterations or additions to the Premises, except in accordance with plans and specifications (or change orders with respect thereto) which have been previous submitted to and approved in writing by Landlord. Landlord shall not unreasonably withhold, condition or delay its approval provided that (a) such plans and specifications (or change orders) and the improvements and methods of installation described thereon comply with applicable governmental laws, codes, rules, and regulations and are consistent with the Zale Headquarters Standard (as defined on EXHIBIT E attached hereto and made a part hereof), (b) such plans and specifications (or change orders) are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, -C- the improvements and methods of installation described therein will not adversely affect the Building's structure, or the Building's HVAC, plumbing, electrical, or mechanical systems and will not affect the exterior appearance of the Building, and (d) such plans and specifications are accompanied by a detailed, itemized construction schedule and a budget of the cost of making the alterations or additions described thereon. All personal property described on SCHEDULE I attached to this Lease and made a part hereof by this reference (including all replacements and expansions thereof) is herein defined as "TENANT'S PROPERTY." Tenant shall not be entitled to remove any of Tenant's Property at any time during which there exists an uncured default or an Event of Default under this Lease, except for the Excluded Property (as defined in Section 15 of this Lease ), which Tenant shall be entitled to remove at any time at Tenant's sole cost and expense. Upon expiration or termination of this Lease, Tenant shall, at Landlord's request, remove Tenant's Property, and any of Tenant's Property not removed (1) within 10 days after such request may be removed and stored by Landlord, and Tenant shall reimburse Landlord for all costs of such storage, or (2) at Landlord's option, shall be deemed abandoned and shall become Landlord's property if not removed by Tenant within 60 days after Tenant's receipt of such request to remove it from the Premises. Upon any removal of Tenant's Property, Tenant shall repair any damage to the Premises caused by such removal. All alterations, additions, or improvements other than Tenant's Property (whether temporary or permanent in character, and including without limitation all air-conditioning equipment that does not constitute Tenant's Property and all other equipment that is in any manner connected to the Building's plumbing system and which is not Tenant's Property) made in or upon the Premises, either by Landlord or Tenant, shall remain on the Premises during the Term (unless replaced with an item of similar quality, use and value), shall be Landlord's property at the end of the Term, and shall remain on the Premises without compensation to Tenant. Approval by Landlord of any of Tenant's drawings or plans and specifications shall not constitute a representation of warranty by Landlord as to the adequacy or sufficiency of such drawings or plans and specifications, or the improvements, alterations or additions to which they relate, for any use, purpose, or condition, but such approval shall merely be the approval of Landlord as required hereunder. Notwithstanding the foregoing,

Landlord may withhold its consent in its absolute discretion to the construction or installation of any alterations described in (i) through (iv) inclusive described above in this subsection 7.b. Any alterations or additions to the Premises performed under this subsection 7.b. which cause any liability or create the need for additional alterations under the Americans with Disabilities Act of 1990, and the rules, regulations, and guidelines promulgated thereunder (collectively, the "ADA") shall be done only with Tenant's agreement to be responsible for all of such alterations, costs and liabilities.

          c. REPAIRS; MAINTENANCE. Tenant shall, at its expense, (1) commence all work specified on EXHIBIT B hereto within thirty (30) days after the Commencement Date, (2) diligently pursue its completion, and (3) in any event, complete all of such work within one hundred twenty (120) days after the Commencement Date of this Lease; provided, however, that if such work subjects Tenant to undertake compliance work in connection with the ADA, Landlord shall bear the cost of such compliance work. Additionally, Tenant, at its expense, shall maintain the Premises to the Zale Headquarters Standard and, except as hereinafter expressly provided, in good repair and condition, and perform routine care of landscaping and regular mowing of grass, and routine maintenance and repair of those portions of the Premises that are not Structural/Capital Items (as hereinafter defined), all in a manner consistent with the Zale Headquarters Standard, subject to normal wear and tear, casualty and condemnation. As used in this Lease, "STRUCTURAL/CAPITAL ITEMS" shall mean the roof, foundation, permanent walls, structural components and major operating components of the Buildings and parking structure, such as the major heating, ventilating and air conditioning systems, the plumbing, mechanical and electrical systems, elevators, escalators and the paved parking areas, sidewalks and driveways, except that Structural/Capital Items shall not include any of the matters listed on EXHIBIT B (collectively, the "REQUIRED REPAIRS") or on EXHIBIT F attached hereto and made a part hereof (the "EXHIBIT F ITEMS"), or any underground or aboveground tanks in or on, or later placed in or on the Premises, including any such tanks installed to replace those described in Section 24 of this Lease, or any utility lines, conduits, meters or other equipment pertaining to utilities other than those serving only the Premises. "CASUALTY" shall include damage by fire, storm, blood, explosion, falling objects, riot, insurrection, acts of war and acts of God. Landlord, at its expense, shall maintain, repair and replace those portions of the Premises that are Structural/Capital Items in a manner consistent with Zale Headquarters Standard, subject thereafter to normal wear and tear, casualty and condemnation, and subject to Tenant's obligations with respect thereto as expressly set forth in this Lease. Tenant shall, throughout the Term, deliver the Premises and all improvements and equipment therein (other than Tenant's Property that Tenant elects to remove or Landlord requires be removed) clean and free of trash and in good repair and condition, except for reasonable wear and tear and casually between the last necessary repair, replacement, or restoration made by Tenant or Landlord pursuant to such party's respective obligations under this Lease. On the first day of each month during the Term, Tenant shall deliver to Landlord a completed maintenance checklist, the form of which is attached hereto as EXHIBIT C, together with copies of all Service Contracts (defined below), including, without limitation, for janitorial, landscaping, elevator and escalator service that have not previously been delivered by Tenant to Landlord. Landlord, at its sole cost and expense, may from time to time inspect the Premises to ensure Tenant is complying with its obligations under this Section 7.c. and the other provisions of this

Lease; currently, Landlord anticipates making such inspections on a quarter-annual basis, but may make such inspections more frequently in its sole discretion. Any entry by Landlord under this Section 7 shall be during Tenant's normal business hours, following reasonable oral notice by Landlord to Tenant. Landlord's representative shall be accompanied at all times during such inspections by representatives designated by Tenant and shall strictly observe all security procedures promulgated by Tenant from time to time for all other business invitees. If any inspection reveals that Tenant is not properly and timely performing the work required to properly maintain the portions of the Premises that are other than the Structural/Capital Items or, with respect to the Structural/Capital Items, (i) is not repairing and/or replacing as necessary any portions thereof costing less than $4,000.00 per occurrence or per related series of occurrences relating to the same Structural/Capital Item and occurring within six (6) months of such repair or replacement, or (ii) is not performing the servicing, maintenance, repair and/or replacement, and paying the necessary expenses therefor, with respect to Structural/Capital Items (including equipment that constitutes Structural/Capital Items), which would be either scheduled or nonscheduled work needed to achieve the normal useful life of the equipment or of the Structural/Capital Items (such work and other portions of the Premises described in this sentence being hereinafter collectively referred to as "NON-STRUCTURAL CAPITAL ITEMS") in the manner required hereunder, Landlord may notify Tenant as to such matters, and Tenant shall promptly perform such maintenance in a manner as necessary to maintain the Building to the Zale Headquarters Standard and all improvements and equipment therein in good working order and condition, subject to the provisions of the last subparagraph of this Section 7c. If such failure by Tenant pertains to any of the matters described on EXHIBIT B or EXHIBIT C attached hereto or to any Non-Structural Capital Items or to any of the other matters necessary to maintain the Premises to the Zale Headquarters Standard (any of such maters constituting and being hereinafter referred too as a "MATERIAL TENANT REPAIR"), Landlord shall notify Tenant of such failure in wiring. If (A) Tenant fails to perform a Material Tenant Repair after receipt of written notice from Landlord describing the work to be performed, within the period specified in such notice by Landlord, which specified period shall be the length of time sufficient, in Landlord's reasonable judgment, to complete the type of work described in such notice, and may vary from notice to notice (the "DESIGNATED CURE PERIOD"), or (B) Landlord reasonably determines that emergency repairs for which Tenant is responsible are necessary to avoid imminent personal injury or imminent substantial damage to the Premises (an "EMERGENCY REPAIR"), then, Landlord may take action as follows:

If Tenant fails to perform a Material Tenant Repair (other than an Emergency Repair) of a particular type and nature two (2) times in any consecutive twelve (12) month period, and such failures continue past the giving of notice and expiration of the specified Designated Cure Periods, Landlord shall be entitled to cause such specific Material Tenant Repair to be performed as required under the terms of this Lease during the twelve (12) consecutive months after the second such failure by Tenant (the "CORRECTION PERIOD"), and Tenant shall pay to Landlord within thirty (30) days after receipt from Landlord of Landlord's written demand therefor, the actual cost thereof, together with any additional inspection fees required in connection with Tenant's failure to perform the Material Tenant Repair during the Designated Cure Period contained in the first notice by Landlord pertaining thereto (collectively, the "MAINTENANCE CHARGES"). If Tenant fails to perform a Material Tenant Repair (other than an

Emergency Repair) of the same particular type and nature for a third time during the Correction Period and such failure continues past the Designated Cure Period, Landlord shall have the further option (in addition to causing the Material Tenant Repair to be performed and being reimbursed by Tenant as provided above) of declaring an Event of Default under this Lease, without any further notice, grace or cure rights.

If Tenant fails to perform Material Tenant Repairs of any five (5) types or natures, whether or not any of said five (5) Material Tenant Repairs are of the same particular type or nature, within any consecutive twelve (12) month period, ad such failures continue past the Designated Cure Periods specified by Lender as applicable thereto, Landlord shall be entitled to either (i) cause such specific Material Tenant Repairs to be performed as required under the terms of this Lease during the remainder of the Term, and Tenant shall pay the Maintenance Charge therefor to Landlord within thirty (30) days after receipt of Landlord's written demand, or (ii) declare an Event of Default under this Lease without any further notice, grace or cure rights.

If Landlord reasonably determines that an Emergency Repair is required, and Landlord is unable to contact Tenant, despite Landlord's reasonable, good faith efforts to do so given the circumstances of the specific emergency, or if, after contacting Tenant, Tenant refuses or fails to act promptly and appropriately, Landlord shall be entitled to cause the Emergency Repair to be made in a manner that complies, as closely as possible given the circumstances, with all of Tenant's security procedures. Landlord shall notify Tenant as soon as practicable of the Emergency Repair and the work undertaken to alleviate the immediate emergency. Tenant shall pay Landlord within thirty (30) days following written demand, for the actual cost of work performed by or on behalf of Landlord to effect the Emergency Repair.

For purposes of this Lease the "Zale Headquarters Standard" shall be as described on EXHIBIT E, attached hereto and made a part hereof for all purposes.

Notwithstanding anything in this Lease to the contrary, (1) if any work, replacement or repairs required of Tenant with respect to Structural/Capital Items as provided above in (ii) of this Section 7.c would, in Landlord's reasonable judgment, have the effect of extending the remaining useful life of the Structural/Capital Item requiring such work, replacement or repair beyond its normal useful life, Landlord will reimburse Tenant proportionately for the cost of such work, replacement or repair, to the extent that the remaining useful life of such Structural/Capital item is, in Landlord's reasonable judgment, so extended, and (11) tenant accepts the Premises "as is," with all of the matters needing repair or attention as described in EXHIBIT B attached hereto and in EXHIBIT F attached hereto, and Landlord shall not be obligated, in any way or to any extent, to perform any of the Required Repairs or to repair or replace any of such items as described on EXHIBIT B or EXHIBIT F attached hereto, nor shall Landlord have any liability for any damage resulting from such items not being so repaired or replaced, except with respect to future resulting damage to Structural/Capital Items

          d. PERFORMANCE OF WORK. All work performed by tenant under Section 7.b of this Lease shall be performed only by contractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;
provided, however, that Landlord's consent to Tenant's contractors shall not be required for (I) the performance of work of a type or scope for which Landlord's consent is not required under this Lease; or (ii) work that is reasonably estimated by Tenant to cost less than $10,000.00. Landlord specifically approves all of the contractors set forth on any SCHEDULE 2 attached to this Lease and made a part hereof by this reference. Tenant shall cause all contractors and subcontractors retained by it to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require. All work performed by Tenant under this Lease shall be performed in accordance with all laws, rules, codes, ordinances, statutes, regulations and legal requirements (including, without limitation, the retrofit requirements of the ADA necessitated by any such work), and all requirements of all restrictions and restrictive covenant pertaining to the remises, including, without limitation, those in favor of Las Colinas Association, and shall be performed in a good and workmanlike manner so as not to damage the premises, the primary structure or structural qualities of the Building, Building plumbing or electrical lines, or any other building utility transmission facility and so as to be consistent with the standard of maintenance for the premises as specified in this Lease. With respect to any work performed under Section
7.b of this Lease which does not constitute a non-Consent Alteration (as therein defined). Landlord shall have the right, at Landlord's option, but not the obligation, to supervise the work. All work to be performed by Landlord under this Lease shall be performed in accordance with all legal requirements (including, without limitation, the requirements of the ADA necessitated by such work).

          e. APPROVAL PROCESS. With respect to any improvements or alterations for which Landlord's consent is required, Landlord shall within 15 business days after its receipt of any complete set of plans and specifications for improvements, alterations, or additions and within ten business days after its receipt of any change orders with respect thereto, notify Tenant whether it approves or disapproves the same; any notice of disapproval shall be accompanied by a statement in reasonable detail of the reasons therefor. Landlord may condition any such consent with the requirement that Tenant remove any such improvement, addition or alteration upon expiration or earlier termination of this Lease, and such action by Landlord shall not be considered unreasonable. If Landlord fails timely to notify Tenant of its disapproval thereof, then Landlord shall be deemed to have given its approval. Upon completion of the improvements, alterations, or additions in question, Tenant shall deliver to Landlord an accurate, reproducible "as-built" plan (e.g. sepia) thereof.

          f. ANNUAL BUDGET. Within 45 days following the end of Tenant's fiscal year, Tenant shall deliver to Landlord, for its approval, but only as contemplated below, a budget setting forth the operating expenditures expected to be incurred by Tenant in connection with the maintenance and operation of the premises during the following lease year. Each such budget shall be in form and detail reasonably satisfactory to Landlord. In the event that the amount budgeted for repairs and maintenance required by Tenant under this Lease shows a decrease of more than ten percent (10%) of the average of such maintenance and repair budget amounts (in the aggregate or for any specific line item), for the preceding three (3) calendar years (a "MATERIAL REDUCTION"), Tenant shall include a written justification of such reduced amount. If landlord, acting reasonably and in good faith, rejects Tenant's justification of the Material Reduction, Landlord shall notify Tenant in writing within (30) days following Landlord's receipt of Tenant's justification that Landlord reasonably disputes same and Tenant shall promptly thereafter revise such budget to increase the amount budgeted for Tenant's maintenance and repair required under the terms of this Lease to the lowest actual amounts incurred by Tenant for such maintenance and repair over the preceding three (3) calendar years. Within sixty (60) days after the expiration of each lease year, Tenant shall deliver to Landlord a detailed statement (I) setting forth the actual expenses incurred by Tenant in maintaining the Premises during such lease year and (ii) stating in comparative form the expenses actually incurred by Tenant in maintaining the Premises during the lease year in question and the amounts set forth in such lease year's approved budget. Each such statement shall be certified by the either chief financial officer to Tenant or Tenant's vice president over facilities as being true and correct in all material respects.
NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS SUBSECTION 7F, IT IS UNDERSTOOD
AND AGREED THAT NO APPROVAL BY LANDLORD OF ANY BUDGET OR ANY ITEM THEREIN,
NOR ANY FAILURE OF LANDLORD TO OBJECTION TO ANY BUDGET OR ANY ITEM THEREIN,
NOR ANY REASONS EXPRESSED FOR ANY OBJECTION BY LANDLORD, NOR THE AMOUNT OF ANY BUDGET ITEM, WHETHER LESS THAN OR MORE THAN PRIOR YEARS', SHALL IN ANY WAY INDICATE ANY CONSENT OF OR WAIVER BY LANDLORD, OR IN ANY WAY PERTAIN TO OR AFFECT, (I) ANY OF TENANT'S OBLIGATIONS UNDER THIS LEASE WITH RESPECT TO MAINTAINING THE PREMISES AT THE ZALE HEADQUARTERS STANDARD, OR (2)
ANY OTHER PROVISIONS OF THIS LEASE PERTAINING TO TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS.

          g. SERVICE CONTRACTS/ Each contract entered into by Tenant relating to the maintenance and operation of the premises, and all improvements and equipment located therein (a "SERVICE CONTRACT"), shall provide that it shall not extend beyond the expiration date or earlier termination of this Lease.
None of the Service Contracts shall grant or purport to grant a lien or security interest against any portion of the Premises, or any improvements or equipment therein, for any amount or obligations due thereunder or be, or purport to be, binding on Landlord.

          h. NET LEASE. Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation, or repair of the Premises during any portion of the Term, except as otherwise specified by the terms of this Lease. This lease is a completely "net" lease, intended to ensure Landlord the Rent herein reserved on a absolute net basis, except as otherwise specified by the terms of this Lease.

          i. MECHANIC'S LIENS. Tenant shall not permit any mechanic's to be filed against the Premises for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within 30 days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the line claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within fifteen (15) days after Landlord has delivered to Tenant an invoice therefor.

     8. USE Tenant shall (a) continuously occupy at least fifty-one percent (51%) of the Building and use the premises only for lawful purposes consistent with the uses permitted which are consistent with other office building in the vicinity of the Building (the "PERMITTED USE"), (b) comply with all laws, orders, rules, private restrictions and restrictive covenants, and regulations relating to the use, condition, and occupancy of the premises, -C-within sixty (60) days after the Commencement Date, deliver to Landlord a narrative description of a life safety plan for the Building and make such modifications thereto as Landlord may reasonably request (the "Safety PLAN"), and (d) continuously implement the Safety Plan (with such modifications thereto as Landlord may from time to time reasonably request) and deliver to Landlord narrative descriptions of any amendments thereto (provided, however, that except
(i) as specifically required in Sections 7.c and 7.d of this Lease, or (ii) for repairs to Structural/Capital Items required due to Tenant's negligence or wrongful acts in managing the Premises, Landlord and not Tenant shall be required to undertake repairs or improvements to the Structural/Capital Items in order to comply with all laws, orders, rules and regulations). The Premises shall not be used for any use which is disreputable or creates extraordinary fire hazards or for the storage of any hazardous materials or substances except for "Permitted Materials" (as defined in Section 23 of this Lease). Permitted Use may include, without limitation, use of portions of the Building for operation of incidental service facilities for the primary use by and for the benefit of Tenant's employees (an "EMPLOYEE SERVICE FACILITY"), so long as such uses comply with the other provisions of this Section 8. By way of example, an Employee Service Facility may include, without limitation, a cafeteria, credit union, company store, barber/beauty shop or fitness center, which otherwise comply with the provisions of this Section 8.

     9.   ASSIGNMENT AND SUBLETTING.

          a. TRANSFERS; CONSENT. Tenant may assign or sublet the Building to a "Permitted Transferee" (hereinafter defined) without Landlord's prior written consent, provided that Tenant promptly notifies Landlord thereof after such assignment or subletting. As used in this Lease, "PERMITTED TRANSFEREE" shall mean (i) the entity or entities that emerge as the reorganized company(ies) under the "Plan of Reorganization" (hereafter defined) on the Confirmation Date,
(ii) one or more persons or entities that control, are controlled by or are under common control with the entity or entities described in (i) above ["control", as used herein, shall be determined as of each of the Commencement Date and/or the Confirmation Date and shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in any entity shall be presumed to constitute such control], and (iii) independent operators and/or owners of one or more Employee Service Facilities. As used in this Lease,

"PLAN OF REORGANIZATION" means the plan of reorganization for Zale Corporation that is confirmed by the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "COURT"), in the cases pending under Chapter 11 of the United States Bankruptcy Code in which Zale Corporation and certain of its direct and indirect subsidiaries are debtors and debtors in possession; which cases are consolidated for administrative purposes only under Case No. 392-30001-SAF-11. As used in this Lease, "CONFIRMATION DATE" shall mean the date on which an order of the Court confirming the Plan of Reorganization is entered on the docket of the Court. Except to Permitted Transferees, Tenant shall not, without the prior written consent of Landlord, (I) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (ii) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (iii) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (iv) sublet any portion of the Premises, (v) grant any license, concession, or other right of occupancy of any portion of the Premises, or (vi) permit the use of the Premises by any parties other than Tenant (any of the events listed in clauses (i) through (vi) shall be herein called a "TRANSFER"). Landlord's consent to any assignment or subletting of the Building shall not be unreasonably withheld, conditioned or delayed to any assignment or subletting of the Building to a party which (a) intends to use the Building for a Permitted Use in accordance with this Lease, (b) is rated by Moody's Investor Service, Inc. or Standard & Poor's Corporation, and
(c) has a rating of at least Baa3 by Moody's Investor Service, Inc. or BBB-by Standard & Poor's Corporation. If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the portion of the Building to be Transferred; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Building shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. No Transfer shall release Tenant from performing its obligations under this Lease, but rather Tenant and (subject to the previous sentence) its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Building or any part thereof is subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so; each such transferee may rely on this authorization to do so, and any such payment to Landlord shall constitute a payment required under its Transfer documents. Tenant may not Transfer, and Landlord may withhold its consent to any Transfer of, any portion of the Premises, other than the Building. Whether or not Landlord's consent is required therefor, Tenant shall deliver to Landlord written notice of any Transfer, and no Transfer shall be effective until Landlord has received such notice. Notwithstanding anything in this Section 9 to the contrary, no assignment or subletting of all or any portion of the Building or Premises to a Permitted Transferee or to any other entity shall release, reduce, extinguish, terminate, impair or affect Tenant's liability for payment of Rent or performance of Tenant's obligations under this Lease.

          b. ADDITIONAL COMPENSATION. Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of (i) all compensation received by Tenant for a transfer over (ii) the sum of (1) the Basic Rental and Additional Rent allocable to the portion of the Building covered thereby, and (2) the applicable portion after division as described below, of all reasonable costs incurred by Tenant in consummating such Transfer (including, without limitation, reasonable leasing commissions, reasonable leasehold improvement costs, value of reasonable rent concessions and reasonable attorneys' fees). For purposes of
(2) above, the reasonableness of the costs described shall be determined by Landlord acting in good faith, and such costs shall be (A) equal to zero with respect to any Transfer to a Permitted Transferee, and (B) divided by the term of the subject sublease or assigned portion of this Lease, and such resulting portions shall be each deducted from such additional compensation as paid to Landlord (but without any negative amortization).

     10.  INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.

          a. INSURANCE. Landlord shall insure, at Tenant's cost, the Premises with a policy or policies covering the following: (i) "All Risk" property insurance excluding any coinsurance provision, in an amount adequate to cover the full replacement cost of the Building and other improvements, (ii) Boiler and Machinery coverage to the extent not covered under the "All Risk" above, and
(iii) such other insurance as Landlord may reasonably require to the extent customarily carried on properly similar to the Premises. Further, Tenant shall keep in force during the Term, at Tenant's cost, the following insurance coverage: (1) commercial general liability insurance covering the Premises in an amount of not less than a combined single limit of $5,000,000 or such other amount as Landlord or Landlord's Mortgagee may from time to time reasonably require consistent with requirements of lending institutions for similar properties in the area, insuring Tenant (and naming Landlord and Landlord's Mortgagee as additional insureds) against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises; (2) contractual liability insurance coverage sufficient to cover Tenant's indemnity obligations hereunder and (3) insurance covering the full value of Tenant's property other than the Excluded Property, improvements, and other property )(including property of others) in the Premises. Tenant's insurance shall provide primary coverage to Landlord wen any policies issued to Landlord provide duplicate or similar coverage, and in such circumstances, Landlord's policy will be excess over Tenant's policy. Landlord and Tenant shall each furnish certificates to the other party of the insurance carried by such party hereunder and such other evidence satisfactory to the other party of the maintenance of all insurance coverages required hereunder. Landlord and Tenant shall obtain a written obligation on the part of each insurance company to notify the other party at least 30 days before cancellation or a material change of any such insurance. All insurance policies shall be in form and issued by companies licensed to do business in the State of Texas and having a Best's rating of at least A, with a financial class of VIII, and shall name the other party as a loss payee. Landlord's obligations under this Section to provide certificates and other documentation shall arise only after receipt of a written annual request from Tenant. Landlord's failure to provide such certificates and other documentation shall not create a default by Landlord under this Lease so long as Principal Mutual Life Insurance
Company or any subsidiary or affiliate of Principal Mutual Life Insurance Company owns the Premises; provided, however, that if neither Principal
Mutual Life Insurance Company nor any subsidiary or affiliate of Principal Mutual Life Insurance Company is the owner of the Premises, Landlord's failure to provide certificates and other documentation within thirty (30) days after receipt of a written request therefor from Tenant shall create a default by Landlord under this Lease.

          b. WAIVER; NO SUBROGATION. Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property (a "LOSS"), to the extent the same is insured against under any insurance policy that covers the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such loss. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

          c. INDEMNITY. Subject to Section 10.b, Tenant shall defend, indemnify, and old harmless Landlord, Landlord's Mortgagee, and their agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including reasonable attorneys' fees and expenses) for any Loss arising from any occurrence on the Premises or from Tenant's failure to perform its obligations under this Lease (including, without limitation, the obligations under Section 6 and Section 24 of this Lease, but excluding a Loss arising from the willful act or sole or gross negligence of Landlord, Landlord's Mortgagee, or their agents, against which Loss Landlord hereby indemnifies Tenant) even though caused or alleged to be caused by the negligence or fault of Landlord or its agents, and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord, Landlord's Mortgagee, or their agents. This indemnity provision shall survive termination or expiration of this Lease.

     11.  SUBORDINATION ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE.

          a. SUBORDINATION. Subject to Landlord obtaining a non-disturbance and attornment agreement that is reasonably acceptable to Tenant, Tenant shall subordinate this Lease to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that hereafter covers all or any part of the Premises and runs in favor of the party granting such nondisturbance (the mortgagee under any such mortgagee or the lessor under any such lease is referred to herein as a "LANDLORD'S MORTGAGEE".

          b. ATTORNMENT. Provided such party assumes Landlord's future obligations in writing, Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

          c. NOTICE TO LANDLORD'S MORTGAGEE. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

     12.  RULES AND REGULATIONS.  [Intentionally deleted]

     13. CONDEMNATION. If any material (in scope or nature) part of the Building, parking or access areas of the Premises is taken under the power of eminent domain (a "TAKING") such that Tenant's ability to carry on its business at the Premises would be substantially impaired, then Tenant may elect, by delivering notice to Landlord not more than 30 days after the conclusion of the eminent domain proceeding, to terminate this Lease. If this Lease is not so terminated, then all of the terms and provisions hereof shall continue in full force; however, if such Taking condemns a portion of the Building, parking or access areas of the Premises or materially impairs the parking or access areas of the Premises, then Basic Rental shall be reduced on a reasonable basis based on the portion and area of the Building, parking or access areas of the Premises taken. There shall be no abatement of Rent for a Taking of the Land or any part thereof except for a Taking of parking or access areas or a material impairment of parking or access areas as referenced in this Section 13. If any Taking occurs (whether or not it materially impairs Tenant's ability to carry on its business), then Landlord shall receive the entire award or other compensation for the Premises and improvements taken, and Tenant may separately pursue a claim against the condemnor for the value of Tenant's Property and other personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

     14. DAMAGE TO PREMISES. Tenant shall give the Landlord notice of any casualty damage to any portion of the Premises immediately after becoming aware of same. If the Premises are damaged or destroyed by fire or any other casualty during the Term to such an extent that the damage cannot, in Landlord's reasonable judgment, be (1) repaired within 270 days thereafter, or (2) if such damage or destruction occurs during the last 18 months of the Term, repaired by the end of the penultimate year of the Term, then each of Landlord and Tenant shall have the option, exercisable by written notice to the other within 45 days after such damage or destruction, to terminate this Lease effective as of the date of such damage or destruction. If neither Landlord nor Tenant has a right to terminate this Lease, or if neither Tenant nor Landlord elects to terminate this Lease during the 45 day period, then the Premises shall be repaired, rebuilt and/or restored as provided in this
Section 14. So long as Principal Mutual Life Insurance Company or any subsidiary or affiliate of Principal Mutual Life Insurance Company owns the Premises, the provisions of subsection 14(a) below shall apply with respect to the procedure for repair and restoration of the Premises and the provisions of subsection 14(b) shall not apply. At any time during which Principal Mutual Life Insurance Company or any subsidiary or affiliate of Principal Mutual Life Insurance Company does not own the Premises, the provisions of subsection 14(a) shall not apply to the procedure for repair and restoration of the Premises, and the provisions of subsection 14(b) shall apply to same.

(a) Landlord shall promptly repair and rebuild the damaged or destroyed Premises to substantially the same condition as existed immediately prior to such damage or destruction, subject to changes reasonably deemed by Landlord to be necessary or advisable, but in all respects limited to the amount of net insurance proceeds received by Landlord, so long as Landlord carries the insurance and coverages as required of Landlord by the terms of this Lease, and attempts in good faith to obtain the proceeds of such insurance; provided, however that Landlord agrees that Landlord shall not grant any third party any rights n or to such insurance proceeds. From the occurrence of the damage or destruction, through the completion of the restoration work, Tenant shall be entitled to a partial abatement of Basic Rental in proportion to the unusable portion of the Premises.

(b) Landlord shall promptly repair and rebuild the damaged and destroyed portions of the Premises to substantially the same condition as existed immediately prior to such damage or destruction, and all net insurance proceeds shall be made available to Landlord for the restoration work (the "RESTORATION"). In the event that Landlord reasonably estimates that the total cost to repair any damage or destruction of the Premises arising from a single accident or loss will be $100,000.00 or less, Landlord shall promptly commence and diligently pursue the completion of the Restoration of the Premises.

In the event that the total cost to repair any damage or destruction of the Premises arising from a single accident or loss is reasonably estimated by Landlord to exceed the sum of $100,000.00 (a "MAJOR CASUALTY"), then Landlord shall settle any and all claims against insurance companies arising out of any policies of casualty insurance carried by either party hereunder, including, without limitation, the execution of proofs of loss, and adjustments of losses. Landlord and Tenant shall jointly direct that all insurance proceeds payable on account of such Major Casualty shall be held and invested in a manner to be directed jointly by Landlord and Tenant, by the party holding any first mortgage or deed of trust on the Premises or, if there is then no first mortgage or first deed of trust on the Premises, by an unrelated institutional trustee designated by Landlord (hereinafter referred to in either case as "TRUSTEE"). Landlord and Tenant shall each pay one-half (1/2) of all reasonable fees and expenses charged or incurred by the Trustee in connection with the performance of the Trustee's duties and obligations. The Trustee shall be protected in acting upon any certificate reasonably believed by the Trustee to be genuine and to have been executed by the proper party, and shall receive such certificate as conclusive evidence of any fact or as to any matter therein set forth. Such certificate shall be full warrant, authority and protection to the Trustee in acting thereon, and the Trustee shall be under no duty to take any action other than as set forth in this Section.

All amounts deposited with the Trustee on account of any Major Casualty as aforementioned, together with interest earned on such amounts or any part thereof (less the costs, fees and expenses incurred by Landlord and Tenant in the collection thereof, including, without limitation, adjusters' and attorneys' fees and expenses) [the "RESTORATION ACCOUNT")] shall be applied as follows:

(A) Not more than once each thirty (30) days following Landlord's commencement of the Restoration of the Premises, Landlord may request of Trustee advances from the Restoration Account for the payment of costs of labor, materials and services supplied for the Restoration of the Premises, as set forth in the budget prepared by Landlord, for work actually performed during the preceding thirty (30) days. Landlord's request shall be in writing to the Trustee and accompanied by (i) a certificate of a supervising architect or engineer describing in reasonable detail the work and material in question and the cost thereof, stating that the same were necessary or appropriate to the Restoration and constitute a completed part thereof, and that no part of the cost thereof has theretofore been reimbursed, and specifying the estimated additional amount, if any, necessary to complete the Restoration; (ii) evidence reasonably satisfactory to the Trustee that ninety percent (90%) of the balance in the Restoration Account following such requested advance will not be less than the estimated cost to complete the Restoration of the Premises, as set forth in the budget prepared by Landlord (it being understood and agreed that ten percent (10%) of each draw amount shall be retained in compliance with statutory retainage requirements) and evidence that all mechanics and materialmen and other parties providing labor and material have been paid to date; and

(B) Upon receipt by the Trustee of evidence of the character required by the foregoing clauses (A)(i) and (A)(ii) that Restoration has been completed in accordance with the plans and specifications, and all applicable laws, ordinances, regulations, codes and private restrictions and restrictive covenants, as evidenced by any obtainable certificates, and the cost thereof paid in full, and that there are no mechanics', materialmen's or similar liens for labor or materials supplied in connection therewith, then the balance, if any, in the Restoration Account shall be paid to Landlord or as Landlord may direct after all retainage periods have expired.

Landlord shall, as soon as practicable after preparation of a budget and plans and specifications, commence and diligently proceed with the Restoration of the Premises. In the event that Landlord does not so commence Restoration (provided that if the casualty loss is insured, Landlord shall not be required to commence Restoration until the insurance proceeds have been delivered to the Trustee), or after commencement, Landlord does not diligently proceed to the completion of same, Tenant shall have the right to commence or complete Restoration after Tenant has given Landlord thirty (30) days prior written notice requesting the commencement, Landlord does not diligently proceed to the completion of same, Tenant shall have the right to commence or complete Restoration after Tenant has given Landlord thirty (30) days prior written notice requesting the commencement of Restoration or that Landlord diligently proceed to the completion of same, if Landlord during such thirty (30) day period does not so commence or proceed to diligently complete Restoration. In such event, the Trustee shall disburse the Restoration Account to Tenant in accordance with the foregoing procedures. If Tenant undertakes to commence and/or complete Restoration, Tenant agrees to use due reasonable diligence to pursue Restoration to completion.

Rent shall abate under this Lease for the portion of the Premises and for the period of time as the Premises are affected by such damage or destruction.

(c) Nothing in this Section 14 shall be construed as granting Tenant any right of approval or consent with respect to any settlement concerning the amount of insurance proceeds resulting from any claim by Landlord, or to be involved in any negotiations regarding same.

     15. LANDLORD'S LIEN. Landlord shall not be entitled to and hereby disclaims any lien to which Landlord may otherwise be entitled on any inventory now or hereafter located at the Premises or on any property of Tenant's on which Tenant has granted or, as part of the Plan of Reorganization, is required to grant a lien to another party and the terms of the agreements with such other party prohibit the granting of a subordinate lien to Landlord (the "EXCLUDED PROPERTY"). Landlord shall have a landlord's lien on all property of Tenant on the Premises other than the Excluded Property. In addition to the statutory landlord's lien, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all equipment, fixtures, furniture, improvements, and other personal property of Tenant on the Premises, other than the Excluded Property. Landlord acknowledges and agrees that any lien to which Landlord is entitled on Tenant's property at the Premises that does not constitute Excluded Property shall be subordinate to (I) any lien now or hereafter granted by Tenant to a third party as purchase money financing; or (ii) any lien now existing or hereafter granted by Tenant as part of the Plan of Reorganization in all equipment and trade fixtures, of Tenant now or hereafter situated on the Premises (collectively, the "Third Party Liens"), and all proceeds therefrom (the "COLLATERAL"), and, subject to the rights of the beneficiaries of the "Third Party Liens, the Collateral shall not be removed from the Premises without the consent of Landlord until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded a secured party under the Texas Uniform Commercial Code (the "UCC"). In connection with any public or private sale under the UCC, Landlord shall give Tenant ten (10) days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made, which is agreed to be a reasonable notice of such sale or other disposition. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section, which power is coupled with an interest and shall be irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral.

     16. EVENTS OF DEFAULT. Each of the following occurrences shall be an "EVENT OF DEFAULT":

          a. Tenant's failure to pay any Scheduled Rent within ten (10) days after Landlord has delivered notice to Tenant that the same is due; provided, however, that (I) any Event of Default shall occur hereunder without any obligation of Landlord to give any notice to Tenant if landlord has previously given Tenant written notice under this Section 16.a on two

(2) occasions in any consecutive twelve (12) month period, or four (4) occasions during the Term, and (ii) no grace or notice periods in this subsection 16a. shall apply to the accrual of any charge for payment received after its due date;

          b. Other than with respect to matters described in other subsections of this Section 16, Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease for a period of more than 30 days after Landlord has delivered to Tenant written notice of such failure; however, if such failure is of a nature that it cannot be cured within such 30-day period and Tenant commences to cure such failure within such 30-day period and thereafter diligently pursues such cure without interruption, then such failure shall not be an Event of Default;

          c. Except with respect to cases currently pending in the Court, after the date hereof, the filing of a petition by or against Tenant (the term "Tenant") shall include, for the purpose of this Section 16.c, any guarantor of the Tenant's obligations hereunder (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any state or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (iv) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof;

          d. Any abandonment of more than fifty percent (50%) of the Building; provided, however, that if and so long as such abandonment is the sole Event of Default under this Lease, Landlord's sole remedy for such Event of Default shall be termination of this Lease, and Tenant shall not be held liable for the payment of any rent accruing after any such termination based solely on the Event of Default of abandonment;

          e. the conversion of Tenant's bankruptcy proceeding currently pending in the United States Bankruptcy Court for the Northern District of Texas to a Chapter 7 proceeding; provided, however, that if and so long as such conversion to a Chapter 7 proceeding is the sole Event of Default under this Lease, and Tenant continues to perform all of its obligations under this Lease in strict accordance with the terms hereof, including, without limitation, payment of all Rent in full, Tenant shall be entitled to remain in possession and have the rights of Tenant under this Lease so long as all of such obligations continue to be met in accordance with the provisions of this Lease, and are not modified by Tenant or any trustee, or otherwise, in any such Chapter 7 bankruptcy proceeding.

          f. A Transfer (other than to a Permitted Transferee) without Landlord's prior written consent, or Tenant in conjunction with this Lease makes any material misrepresentation in a document submitted to Landlord or its agents by or on behalf of Tenant (either of which shall be an immediate Event of Default without any prior written notice thereof from Landlord); and

          g. Landlord is entitled to and elects to declare an Event of Default under the terms of Section 7(c) of this Lease.

     17. REMEDIES. Upon any Event of Default, except as otherwise expressly provided in subsections 16d. and 16e. of this Lease, and in the last paragraph of this Section 17, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

          a. Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (I) all Rent accrued hereunder through the date of termination, (ii) all amounts due under Section 19.a, and (iii) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the difference between the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates" and one percent per annum, minus (B) the then present faire rental value of the Premises for such period as reasonably determined by Landlord, similarly discounted.

          b. Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (I) all Rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under Section 18.a, and (iii) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable and good faith efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, a rental amount different than that required under this Lease, and alterations to, and improvement of, the Premises). Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure, despite its reasonable and good faith efforts to relet the Premises or to collect rent due for such reletting or for reletting the Premises on terms different than those contained in this Lease. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 17.b. If Landlord elects to proceed under this Section 17.b, it may at any time elect to terminate this lease under Section 17.a;

          c. foreclosure of any liens or security interests that Landlord may have against Tenant's property (whether by statute or pursuant to the terms hereof);

          d. institute a suit for specific performance of Tenant's obligations hereunder; or

          e. setoff and apply any indebtedness or obligation of Tenant to Landlord (including, without limitation, Rent) against any indebtedness or obligation of Landlord to Tenant, without notice to or demand upon Tenant.

     Additionally, in the case of an Event of Default specified in Section 16.a, without notice except as provided below, Landlord may after locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide anew key or right of access to Tenant, provided that Landlord notifies Tenant in writing of such Event of Default and such Event of Default remains uncured for more than thirty (30) days.

     In the case of an Event of Default other than an Event of Default specified in Section 16.a, if such Event of Default is not of a nature such that the condition creating same will materially worsen if not cured within one hundred twenty (120) days, and if within ten (10) days of Tenant's receipt of such notice of such Event of Default, Tenant pays to Landlord by wire transfer as set forth below, immediately available funds in an amount equal to twice the amount of Scheduled Rent for the immediately following four (4) months, plus an amount equal to twice the amount of Scheduled Rent for the immediately following four
(4) months, plus an amount equal to all accrued, but unpaid amounts then due and owing under the terms of this Lease, Tenant shall have the right thereunder to remain in possession of the Premises for one hundred twenty (120) days after Landlord's receipt of the wire transferred amounts described above, to facilitate Tenant's relocation, and Tenant shall promptly vacate the Premises on the expiration of such one hundred twenty (120) day period. For purposes of this paragraph, so long as Landlord is Principal Mutual Life Insurance Company, the funds to be paid as described above shall be wire transferred in accordance with the following wiring instructions until such time as such wiring instructions are changed by written notice to Tenant:

               Norwest Bank Des Moines, N.A.
               7th and Walnut Streets
               Des Moines IA  50304

               Principal Mutual Life Insurance Company
               General Account No.:  014752
               ABA No.:  073000228

     All remedies provided to Landlord under this Lease shall be cumulative, and may be exercised jointly, consecutively and/or concurrently, and the exercise of any of remedy by Landlord shall not exclude Landlord's right to exercise any other remedy to which Landlord may be entitled.

     Notwithstanding anything in this Section 17 to the contrary, with respect to any Event of Default under this Lease comprised solely of a Monitoring Default (hereinafter defined), Landlord's sole remedy with respect to any such Monitoring Default shall be to take over, or have its agent take over, the duties involved with respect to such Monitoring Default, and Tenant shall reimburse Landlord for all costs and expenses incurred in connection with exercising such remedy, including, without limitation, reimbursement for compensation of agents or employees performing such tasks. It is understood and agreed that after exercising such remedy, Landlord may continue to perform or have performed such monitoring and recordation activities for so long as Landlord may desire, or may discontinue such activities at such time as Landlord may, in its sole discretion decide, and any such discontinuance of such activities by Landlord shall have no effect on the future exercise of such remedy by Landlord. A "MONITORING DEFAULT" shall mean an Event of Default (i.e., following expiration of any notice or grace periods provided therefor in Section 7c.) consisting solely of the failure of Tenant to perform its obligations in connection with any monitoring of equipment and/or recordation of information obtained from such monitoring, which is required to be done daily or on a more frequent basis as described on EXHIBIT C to this Lease.

     18.  DEFAULT BY LANDLORD.

     If Landlord fails to perform any of its obligations under this lease, Tenant shall notify Landlord of such default, in writing, setting forth in reasonable detail the nature and extent of such failure. Landlord shall be deemed to be in "Default" under this Lease if such failure by Landlord is of a material nature and is not cured within the thirty (30) day period following delivery of such notice. If such failure cannot reasonably be cured within such thirty (30) days period, the length of such period shall be extended for the period reasonably required therefor provided that Landlord commences curing such failure within such thirty (30) day period and continues the curing thereof with diligence and continuity. If Landlord becomes in Default hereunder, Tenant shall have the option to seek whatever legal or equitable remedies are available at law or in equity. All remedies provided to Tenant under this Lease shall be cumulative and may be exercised jointly, consecutively or concurrently and the exercise of any one remedy by Tenant shall not exclude Tenant's right to exercise any other remedy to which Tenant may be entitled.

     19.  PAYMENT BY TENANT; NON-WAIVER.

          a. PAYMENT BY TENANT. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (I) obtaining possession of the Premises (including, without limitation, changing locks and obtaining keys), (ii) removing and storing Tenant's or any other occupant's property, (iii) necessary repairing, restoring, altering, remodeling, painting, cleaning, otherwise putting the Premises into condition to relet the Premises to another single tenant in the Las Colinas, Texas market, but excluding any work on Capital/Structural Items necessitated by such reletting, (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all of any part of the Premises (including brokerage commissions attributable to the unexpired portion of this Lease; cost of such necessary tenant finish work, and other costs incidental to such reletting, but excluding any work on Capital/Structural Items necessitated by such reletting), (v) performing Tenant's obligations which Tenant failed to perform (including, without limitation, payment of all utility charges and costs of paying all Taxes or amounts secured by liens against the Premises), and (vi) enforcing, or advising Landlord or, its rights, remedies, an recourses arising out of the Event of Default including foreclosing Landlord's liens and security interests against Tenant's property.

          b. NO WAIVER. Landlord's acceptance of Rent or partial payment thereof following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms contained herein shall waive such party's rights regarding any future violation of such term by the other party.

     20. SURRENDER OF PREMISES. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Subject to the following sentence, at the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements and equipment located herein or thereon in such repair and condition as is required of Tenant under this Lease, except for reasonable wear and tear between the last necessary repair, replacement, or restoration made by Tenant pursuant to its obligations under this Lease and damage by casualty and condemnation excepted, and shall deliver to Landlord all keys to the Premises. Tenant may remove all trade fixtures, furniture, and personal property placed in the Premises by Tenant provided that Tenant has performed all of its obligations hereunder, and shall remove such alterations, additions and improvements as Landlord notified Tenant in writing in connection with any consent thereto by Landlord, or prior to the data on which such alteration, addition or improvement was made, of the need for such removal upon the expiration of this Lease in writing. Tenant shall repair all damage caused by such removal. Without limiting or otherwise affecting Tenant's obligations to remove such items, all items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 20 shall survive the end of the Term.

     21. HOLDING OVER. Subject to the provisions of Section 17, if Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the Additional Rent, a daily Basic Rental equal to 150% of the daily Basic Rental payable during the last month of the Term.

     22. CERTAIN RIGHTS RESERVED BY LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord may enter the Premises at reasonable hours and upon reasonable notice of two (2) days or more to show the Premises to prospective purchasers, lenders, or tenants. Landlord's representative shall be accompanied at all times during such entry into the Premises by representatives designated by Tenant and shall strictly observe all security procedures promulgated by Tenant from time to time for all business invitees.

     23.  MISCELLANEOUS.

          a. LANDLORD TRANSFER; TERMINATION OF LEASE. Landlord may transfer the Premises and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any obligations thereunder arising from and after the day of the transfer, provided that the assignee assumes Landlord's obligations hereunder in writing.

          b. LANDLORD'S LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be recoverable only from the interest of Landlord in the Premises, including proceeds arising therefrom, and Landlord shall not be personally liable for any deficiency. This Section shall not limit any remedies which Tenant may have for Landlord's defaults hereunder which do not involve the personal liability of Landlord.

          c. FORCE MAJEURE. Other than for Tenant's monetary obligations under this Lease (including the payment of Rent) and obligations which can be performed by the payment of money (including, without limitation, maintaining insurance and payment of Taxes), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to approval periods in favor of Las Colinas Association (or its successors), strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other similar causes which are beyond the control of such party. Notwithstanding anything in this subsection 23c to the contrary, it is understood and agreed that this subsection 23c shall apply only to non-monetary defaults by Tenant under this Lease.

          d. BROKERAGE. Pursuant to the terms of a separate agreement which must be acceptable in all respects to Landlord, Landlord shall pay a fee to the Swearingen Company out of Basic Rental received, in connection with the consummation of this Lease. Neither Landlord nor Tenant has dealt with any other broker or agent in connection with the negotiation or execution of this Lease. Tenant and Landlord shall each indemnify the other against all other costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

          e. ESTOPPEL CERTIFICATES. From time to time, Landlord and Tenant shall each furnish to any party designated by the other party within thirty (30) days after the requesting party has made a request therefor, a certificate signed by the other party confirming and containing such factual certifications and representations as to this Lease, if true, as the requesting party may reasonably request.

          f. NOTICES. All notices and other communications given pursuant to this Lease shall be in writing and shall be (I) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified next to their signature block, or (ii) forwarded by overnight delivery service, with receipt evidencing delivery. All notices shall be effective upon the earlier to occur of actual delivery to the address of the addressee or refusal of delivery by the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

          g. SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provisions as may be possible and be legal, valid, and enforceable.

          h. AMENDMENTS; AND BINDING EFFECT. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by the waiving party, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of either party to insist upon the performance by the other party in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and (subject to Section 9 hereof) upon their respective successors as assigns. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

          i. QUIET ENJOYMENT. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

          j. NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

          k. EXHIBITS. All exhibits and attachments attached hereto are incorporated herein by this reference.

          Exhibit A -         Property Description
          Exhibit B -         Description of Work to be Performed
          Exhibit C -         Form of Maintenance Checklist
          Exhibit D-          DTPA Waiver
          Exhibit E -         Zale Headquarters Standard
          Exhibit F-          Recommended Repair Items

          l. ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord and Tenant in connection therewith.

          m. COUNTERPARTS. This Lease may be executed in one or more counterpart, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

     24. HAZARDOUS WASTE. The term "Hazardous Substances" as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any federal, state or local law, ordinance or other statute or any applicable governmental or quasi-governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (I) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business activities and/or the ordinary course of operations and maintaining the Premises (the "PERMITTED ACTIVITIES"), provided the Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord, and Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for Permitted Materials (defined below), provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord, and Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not take actions or conduct its operations in a manner that constitute, or with the passage of time may constitute a public or private nuisance; and (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials and if so brought or found located thereon, Tenant shall notify Landlord and Landlord and Tenant shall come to a reasonable plan as to how to store, hand and/or dispose of such Hazardous Substances and Tenant shall diligently implement such plan, in accordance with all Environmental Laws; provided, however, that in the event of a disagreement regarding same, Landlord shall have the right, at its option, to make all final decisions. Landlord or Landlord's representative shall have the right but not the obligation to enter the Premises in accordance with
Section 7.c of this lease, for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Landlord's sole opinion, that the Permitted Materials are being improperly stored, used, or disposed of, then Tenant shall immediately take such reasonable corrective action as requested by Landlord. Should Tenant fails to take such corrective action within a reasonable period of time given the nature of such hazard, Landlord shall have the right to perform such necessary work and

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

Tenant shall promptly reimburse Landlord within thirty (30) days following written demand by Landlord for any and all actual costs associated therewith. If at any time during or after the Term, the Premises are found to be so contaminated or subject to the conditions, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant's sole cost, provided, however, that in the event of a disagreement regarding same, Landlord shall have the right, at its option, to make all final decisions, and Tenant shall indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant (including, without limitation, those arising from Landlord's joint, comparative, or concurrent negligence with any party, but excluding Landlord's intentional acts or sole or gross negligence). The negligence with any party, but excluding Landlord's intentional acts or sole or gross negligence). The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease. The Permitted Materials are: construction materials that now comprise a portion of the Building, routine office supplies (including, without limitation, liquid paper and copier toner), cleaning solvents and supplies, jewelry repair materials, fertilizer and landscaping chemicals. Tenant acknowledges the presence of underground tanks on the Premises, hereby agrees to register same as required by law, indemnifies and holds harmless Landlord with respect to such tanks, and shall promptly remove same from the Premises under Landlord's supervision and direction, so long as Landlord pays the costs of such removal (which costs are to be approved in writing by Landlord in advance).

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANTS INTENDED COMMERCIAL PURPOSE, AND TENANTS OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF, DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

     25.  PRIOR LEASE.   Landlord and Tenant acknowledge and agree that, upon
the execution of this Lease, Tenant is occupying the Premises under the terms of that certain Lease dated March 31, 1985 by and between The Connecticut
Bank and Trust Company, National Association, not individually, but as Trustee under Zale Trust No. 85-1, as the lessor thereunder ("PRIOR TRUSTEE"), and Tenant, as the Lessee thereunder ("PRIOR LEASE"). This Lease shall take effect in place of and simultaneously with the rejection of the Prior Lease. Contemporaneously with the execution and delivery of this Lease, to the extent that such execution and delivery occurs after August 1, 1992, Landlord shall credit Tenant as hereinafter provided, with any amount (the "Reduction
Amount"), to be applied against Basic Rental (but not against any Additional Rent or any other amounts becoming due under the terms of this Lease) thereafter accruing under the is Lease, equal to the remainder of (I) the basic rental rate actually paid by Tenant under the Prior Lease from August 1, 1992, through the date on which this Lease is executed and delivered; less (ii) the Basic Rental that Tenant



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

would have paid for such period under this Lease if this Lease had been executed and delivered prior to August 1, 1992; provided, however, that (1) nothing in this Section 25 shall constitute, evidence or effect any waiver, release, termination, extinguishment, reduction or impairment under or with respect to the Prior Lease, including, without limitation, any claims regarding (a) the Prior lease, or (b) any rejection or the Prior lease in the bankruptcy case hereinbefore described, it being understood and agreed that this Section 25 shall be automatically deleted from this Lease without further action or documentation by any party in the event that it would otherwise be given such interpretation or effect, and (2) the Reduction Amount shall in no event reduce the first three (3) monthly payments of Basic Rental under this Lease to less than $100,000 each, and Tenant shall be obligated to pay all amounts of accrued Additional Rent in full, plus Basic Rental for each of said three (3) months in amounts of no less than $100,000 each, regardless of the application of any portion of any Reduction Amount.

     26. FINANCIAL STATEMENTS. Tenant shall deliver to Landlord, upon written request by Landlord, whatever financial information Tenant makes available to the public.

DATED as of the date first above written.

TENANT:

ZALE CORPORATION                       Address:
AS DEBTOR AND DEBTOR-IN-POSSESSION
                                       901 West Walnut Hill Lane
                                       MS 5A-13, Real Estate Department
                                       Irving, Texas  75083-1003

By: /s/ Andreas Ludwig
   --------------------------------
Name:   Andreas Ludwig                 with a copy to:
Its:    Executive Vice President -
        Finance, and Chief Financial   Chief Financial Officer
        Officer                        901 West Walnut Hill Lane
                                       MS 7A-5
                                       Irving, Texas  75083-1003





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

LANDLORD:

PRINCIPAL MUTUAL LIFE INSURANCE        Address:
COMPANY
                                       Trammell Crow Central Office Group, Inc.
                                       2200 Ross Ave., Suite 3700
By:  /s/ Thomas J. Bell                Dallas, Texas  75201
   ------------------------------      Attn:  John E. Nolen, III
   Name: Thomas J. Bell
   Its:  Associate Director Commercial
         Real Estate


By:  /s/ S. P. Franzenburg
   ------------------------------
   Name: S. P. Franzenburg
   Its:   Director & Secretary Asset
          Preservation

                                       With a copy to:

                                       Principal Mutual Life Insurance Company
                                       711 High Street
                                       Des Moines, Iowa  50392
                                       Attn:  Doug Achtemeir









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